Exhibit 99.1

CIBER, Inc.
5251 DTC Parkway, Suite 1400
Greenwood Village, CO  80111
www.ciber.com

For Immediate Release	Contacts:	Jennifer Matuschek	Diane Stoner
		VP/Investor Relations	Media Relations
		303-220-0100	303-220-0100
		jmatuschek@ciber.com	dstoner@ciber.com

CIBER’S Q2 2006 PRELIMINARY REVENUE RESULTS EXCEED GUIDANCE

GREENWOOD VILLAGE, Colorado — July 6, 2006 — CIBER, Inc. (NYSE: CBR) today announced that preliminary second quarter 2006 revenue is expected to be $245-$248MM, exceeding prior guidance of $239-$244MM.  Guidance for earnings remains unchanged at $0.10-$0.11 per share.

“Revenue increased across all segments, except Federal Government, which is working hard to expand its backlog.” said Mac Slingerlend, CIBER’s President and Chief Executive Officer. “We remain confident that our 2006 results will continue to demonstrate the success of our diversified business model,” continued Slingerlend.

These results are preliminary and therefore subject to revision. CIBER will release its final results on July 26th, as previously announced, and will hold a conference call and webcast at 9:00AM (MT) to discuss the results. To access the webcast, please visit the CIBER Investor Relations website at www.ciber.com/cbr.

About CIBER, Inc.

CIBER, Inc. (NYSE: CBR) is a pure-play international system integration consultancy with superior value-priced services for both private and government sector clients. CIBER’s global delivery services are offered on a project or strategic staffing basis, in both custom and enterprise resource planning (ERP) package environments, and across all technology platforms, operating systems and infrastructures. Founded in 1974 and headquartered in Greenwood Village, Colo., the company now serves client businesses from over 60 U.S. offices, 20 European offices and four offices in Asia. Operating in 18 countries, with 8,000 employees and annual revenue of approximately $1 billion, CIBER and its IT specialists continuously build and upgrade clients’ systems to “competitive advantage status.”  CIBER is included in the Russell 2000 Index and the S&P Small Cap 600 Index. CIBER, ALWAYS ABLE. www.ciber.com

Forward-Looking and Cautionary Statements

Statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the company’s filings with the Securities and

Exchange Commission. CIBER undertakes neither intention nor obligation to publicly update or revise any forward-looking statements. CIBER and the CIBER logo are trademarks or registered trademarks of CIBER, Inc. Copyright© 2006.

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